Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS
Luxembourg, March 30, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2022.
“I am encouraged by our progress in 2022 and early 2023 as we execute on our plan to recover from the impact of the COVID-19 pandemic. In 2022, we grew revenue and Adjusted EBITDA in our countercyclical Servicer and Real Estate segment as we began to benefit from the restart of the default market, product mix and cost savings. We also grew our sales pipeline and wins, improved our Gross Profit margins to 15% from 4% and reduced our Adjusted EBITDA loss by $15 million. In February, we amended and extended our term loan and revolver to April 2025 with an option to extend both to April 2026 upon satisfying certain conditions,” said Chairman and Chief Executive Officer William B. Shepro
Mr. Shepro further commented, “As we look to 2023, we anticipate revenue growth, margin expansion and positive Adjusted EBITDA driven by a continuing recovery of the default market, sales pipeline growth and wins, a lower cost base and scale. There is potential revenue and Adjusted EBITDA upside in our countercyclical default business from a softening of the broader economy and the significant number of servicing portfolios reported to be in the market for sale if acquired by our customers.”
2022 Highlights(1)
Corporate and Financial:
•Focused on growing the sales pipeline, improving operational efficiencies, reducing costs, and strengthening liquidity as the Company continued to seek to mitigate the impacts of the COVID-19 pandemic, governmental moratoriums and loss mitigation measures that affect the timing of the recovery of the market for default-related services
•Reduced 2022 Corporate and Others costs by $31.0 million, representing a 32% reduction, compared to 2021
•Ended 2022 with $51.0 million of cash and cash equivalents
•Ended 2022 with $196.2 million of net debt(3)
•Fourth quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(3) of $0.6 million
•On February 14, 2023, the Company executed amendments to its senior secured term loans and revolving credit facility (together, “Credit Agreements”) that, among other things, extended the maturity dates to April 2025, with an option to extend to April 2026, subject to certain terms and conditions(2)
•On February 14, 2023, Altisource generated approximately $21 million in net proceeds from the sale of its common stock (after deducting the underwriting discounts and commissions and other offering expenses)
•On February 22, 2023, the Company used $20 million of the proceeds of the offering to repay a portion of its term loans
Business and Industry:
•The Servicer and Real Estate segment continues to benefit from the restart of the default business and efficiency initiatives with 47% gross profit growth on 4% service revenue growth compared to 2021

•Industrywide foreclosure initiations were 368% higher in 2022, compared to 2021 (although still 45% lower than the pre-COVID-19 period in 2019)(4), as the foreclosure market is beginning to recover following expiration of the Federal government’s foreclosure moratorium on July 31, 2021 and the Consumer Financial Protection Bureau’s temporary loss mitigation measures on December 31, 2021
•Industrywide foreclosure sales were 39% higher in 2022, compared to 2021 (although still 67% lower than the same pre-COVID-19 period in 2019)(4)
•The Servicer and Real Estate segment and Origination segment had strong sales wins which we estimate represent $9.4 million and $21.6 million, respectively, of annualized revenue on a stabilized basis
•The weighted sales pipeline in the Servicer and Real Estate segment at year-end 2022 represents $41 million to $51 million in estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
•The weighted sales pipeline in the Origination segment at year-end 2022 represents $20 million to $25 million in estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
2022 Financial Results
Full Year 2022
•Service revenue of $144.5 million
•Loss before income taxes and non-controlling interests of $(47.6) million
•Net loss attributable to Altisource of $(53.4) million
•Adjusted EBITDA(3) of $(16.6) million
Fourth Quarter 2022
•Service revenue of $32.8 million
•Loss before income taxes and non-controlling interests of $(8.2) million
•Net loss attributable to Altisource of $(11.3) million
•Adjusted EBITDA(3) of $0.6 million
Fourth Quarter and Full Year 2022 Results Compared to the Fourth Quarter and Full Year 2021 (unaudited):

(in thousands, except per share data)	Fourth Quarter 2022	Fourth Quarter 2021	% Change	Full Year 2022	Full Year 2021	% Change
Service revenue	$32,805	$36,941	(11)	$144,496	$170,613	(15)
(Loss) income from operations	(3,833)	76,127	(105)	(33,182)	28,968	(215)
Adjusted operating loss(3)	(545)	(9,352)	94	(21,059)	(35,474)	41
(Loss) income before income taxes and non-controlling interests	(8,171)	72,325	(111)	(47,567)	15,285	(411)
Pretax (loss) income attributable to Altisource	(8,288)	71,933	(112)	(48,152)	15,044	(420)
Adjusted pretax loss attributable to Altisource(3)	(5,000)	(13,727)	64	(36,029)	(50,442)	29
Adjusted EBITDA(3)	593	(8,839)	107	(16,615)	(31,663)	48
Net (loss) income attributable to Altisource	(11,344)	70,558	(116)	(53,418)	11,812	N/M
Adjusted net loss attributable to Altisource(3)	(7,234)	(13,752)	47	(39,057)	(51,651)	24
Diluted (loss) earnings per share	(0.70)	4.40	(116)	(3.32)	0.74	N/M
Adjusted diluted loss per share(3)	(0.45)	(0.86)	48	(2.43)	(3.22)	25
Net cash used in operating activities	(12,595)	(19,272)	35	(44,888)	(60,405)	26
Net cash used in operating activities less additions to premises and equipment	(12,595)	(19,526)	35	(45,751)	(61,784)	26
_____________________________________
N/M — not meaningful.
•Fourth quarter and full year 2022 loss before income taxes and non-controlling interests include:
◦Incentive compensation accrual reversal of $4.2 million for the fourth quarter and full year 2022 compared to $0.2 million for the fourth quarter and full year 2021
◦Technology and communications accrual reversal of $1.9 million from the repricing of a technology agreement for the fourth quarter and full year 2022, compared to $0.0 million for the fourth quarter and full year 2021

◦Expenses related to cost savings initiatives and other of $0.6 million and $1.7 million for the fourth quarter and full year 2022, respectively, compared to $0.4 million and $3.6 million, for the fourth quarter and full year 2021, respectively.
◦(Loss) gain on sale of the Pointillist business of $(0.2) million for the fourth quarter and full year 2022 compared to $88.9 million, for the fourth quarter and full year 2021
◦Losses from Pointillist of $0.0 million for the fourth quarter and full year 2022 compared to $1.5 million and $8.6 million for the fourth quarter and full year 2021, respectively
•In the fourth quarter 2022, the Company did not receive the anticipated refund of approximately $5.0 million in U.S. taxes and $3.5 million in escrow funds from the Pointillist sale. The Company received the tax refund in the first quarter 2023 and currently believes it will receive the Pointillist sale escrow funds by year-end 2023 subject to potential reduction for an escrow claim
________________________
(1)Applies to 2022 unless otherwise indicated
(2)For additional information on our Credit Agreements, refer to our SEC filings. The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the filed Credit Agreements
(3)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(4)Based on data from Black Knight’s Mortgage Monitor reports through December 2022
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our fourth quarter and full year 2022 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Service revenue	$32,805	$36,941	$144,496	$170,613
Reimbursable expenses	1,881	1,190	8,039	6,555
Non-controlling interests	117	573	585	1,285
Total revenue	34,803	38,704	153,120	178,453
Cost of revenue	26,694	36,504	131,305	171,366
Gross profit	8,109	2,200	21,815	7,087
Operating (income) expense:
Selling, general and administrative expenses	11,700	15,003	54,755	67,049
Loss (gain) on sale of business	242	(88,930)	242	(88,930)
(Loss) income from operations	(3,833)	76,127	(33,182)	28,968
Other income (expense), net:
Interest expense	(5,200)	(3,875)	(16,639)	(14,547)
Other income (expense), net	862	73	2,254	864
Total other income (expense), net	(4,338)	(3,802)	(14,385)	(13,683)

(Loss) income before income taxes and non-controlling interests	(8,171)	72,325	(47,567)	15,285
Income tax provision	(3,056)	(1,375)	(5,266)	(3,232)

Net (loss) income	(11,227)	70,950	(52,833)	12,053
Net income attributable to non-controlling interests	(117)	(392)	(585)	(241)

Net (loss) income attributable to Altisource	$(11,344)	$70,558	$(53,418)	$11,812

(Loss) earnings per share:
Basic	$(0.70)	$4.45	$(3.32)	$0.75
Diluted	$(0.70)	$4.40	$(3.32)	$0.74

Weighted average shares outstanding:
Basic	16,095	15,839	16,070	15,839
Diluted	16,095	16,043	16,070	16,063

Comprehensive (loss) income:

Comprehensive (loss) income, net of tax	(11,227)	70,950	(52,833)	12,053
Comprehensive income attributable to non-controlling interests	(117)	(392)	(585)	(241)

Comprehensive (loss) income attributable to Altisource	$(11,344)	$70,558	$(53,418)	$11,812

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$51,025	$98,132
Accounts receivable, net	12,989	18,008
Prepaid expenses and other current assets	23,544	21,864
Total current assets	87,558	138,004

Premises and equipment, net	4,222	6,873
Right-of-use assets under operating leases	5,321	7,594
Goodwill	55,960	55,960
Intangible assets, net	31,730	36,859
Deferred tax assets, net	5,048	6,386
Other assets	5,166	6,132

Total assets	$195,005	$257,808

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$33,507	$46,535
Deferred revenue	3,711	4,342
Other current liabilities	2,867	3,870
Total current liabilities	40,085	54,747

Long-term debt	245,230	243,637
Deferred tax liabilities, net	9,028	9,028
Other non-current liabilities	19,536	19,266

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 16,129 outstanding as of December 31, 2022; 15,911 outstanding as of December 31, 2021)	25,413	25,413
Additional paid-in capital	149,348	144,298
Retained earnings	118,948	186,592
Treasury stock, at cost (9,284 shares as of December 31, 2022 and 9,502 shares as of December 31, 2021)	(413,358)	(426,445)
Altisource deficit	(119,649)	(70,142)

Non-controlling interests	775	1,272
Total deficit	(118,874)	(68,870)

Total liabilities and deficit	$195,005	$257,808

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2022	2021

Cash flows from operating activities:
Net (loss) income	$(52,833)	$12,053
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	3,440	4,592
Amortization of right-of-use assets under operating leases	2,730	7,935
Amortization of intangible assets	5,129	9,467
Share-based compensation expense	5,050	2,825
Bad debt expense	885	1,354
Amortization of debt discount	661	665
Amortization of debt issuance costs	932	847
Deferred income taxes	1,098	(705)
Loss on disposal of fixed assets	10	47
Loss (gain) on sale of business	242	(88,930)
Other non-cash items	—	137
Changes in operating assets and liabilities:
Accounts receivable	4,134	2,963
Prepaid expenses and other current assets	(1,922)	1,146
Other assets	341	902
Accounts payable and accrued expenses	(12,964)	(8,442)
Current and non-current operating lease liabilities	(2,911)	(8,803)
Other current and non-current liabilities	1,090	1,542
Net cash used in operating activities	(44,888)	(60,405)

Cash flows from investing activities:
Additions to premises and equipment	(863)	(1,379)
Proceeds from the sale of businesses	346	104,141
Other investing activities	(250)	—
Net cash (used in) provided by investing activities	(767)	102,762

Cash flows from financing activities:
Proceeds from revolving credit facility	—	20,000
Repayments of long-term debt and revolving credit facility	—	(20,000)
Debt issuance costs	—	(531)
Proceeds from convertible debt payable to related parties	—	1,200
Distributions to non-controlling interests	(1,082)	(1,959)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,139)	(1,014)
Net cash used in financing activities	(2,221)	(2,304)

Net (decrease) increase in cash, cash equivalents and restricted cash	(47,876)	40,053
Cash, cash equivalents and restricted cash at the beginning of the period	102,149	62,096

Cash, cash equivalents and restricted cash at the end of the period	$54,273	$102,149

Supplemental cash flow information:
Interest paid	$14,962	$12,532
Income taxes paid, net	3,299	2,455
Acquisition of right-of-use assets with operating lease liabilities	920	7,318
Reduction of right-of-use assets from operating lease modifications or reassessments	(463)	(6,119)

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	(64)	(116)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating loss, pretax (loss) income attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted EBITDA, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to (loss) income from operations, (loss) income before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted (loss) earnings per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents and equity securities. We deduct investment in equity securities from debt in arriving at this measure because our Senior Secured Term Loan requires the Company to use any proceeds from the sale of equity securities to repay the Senior Secured Term Loan. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2022 and 2021, the Company has an effective tax rate of close to 0% in Luxembourg.
Following the 2019 creation of Pointillist as a separate legal entity, Altisource had no ongoing obligation to fund Pointillist, Pointillist was positioned to and focused on raising third-party capital and Pointillist was an unrestricted subsidiary under our Senior Secured Term Loan. Additionally, Pointillist was not part of Altisource’s core, normal, recurring business. For these reasons, in 2020 we began adding back the losses of Pointillist in calculating adjusted net loss attributable to Altisource, adjusted diluted loss per share, and Adjusted EBITDA.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating loss is calculated by removing intangible asset amortization expense, share-based compensation expense, Pointillist losses, gain on sale of business and cost of cost savings initiatives and other from (loss) income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interest from (loss) income before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interest, intangible asset amortization expense, share-based compensation expense, Pointillist losses, gain on sale of business and cost of cost of cost savings initiatives and other from (loss) income before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, Pointillist losses, gain on sale of business and cost of cost of cost savings initiatives and other from net (loss) income attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense, net of tax, share-based compensation expense, net of tax, Pointillist losses, net of tax, gain on sale of business, net of tax, cost of cost savings initiatives and other, net of tax, and certain income tax related items from net (loss) income attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense, net of tax, share-based compensation expense, net of tax, Pointillist losses, net of tax, gain on sale of business, net of tax, cost of cost savings initiatives and other, net of tax and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

(Loss) income from operations	$(3,833)	$76,127	$(33,182)	$28,968

Intangible asset amortization expense	1,280	1,284	5,129	9,467
Share-based compensation expense	1,151	321	5,050	2,831
Pointillist losses	—	1,496	—	8,612
Loss (gain) on sale of business	242	(88,930)	242	(88,930)
Cost of cost savings initiatives and other	615	350	1,702	3,578

Adjusted operating loss	$(545)	$(9,352)	$(21,059)	$(35,474)

(Loss) income before income taxes and non-controlling interests	$(8,171)	$72,325	$(47,567)	$15,285

Non-controlling interest	(117)	(392)	(585)	(241)
Pretax (loss) income attributable to Altisource	(8,288)	71,933	(48,152)	15,044
Intangible asset amortization expense	1,280	1,284	5,129	9,467
Share-based compensation expense	1,151	321	5,050	2,831
Pointillist losses	—	1,315	—	7,568
Loss (gain) on sale of business	242	(88,930)	242	(88,930)
Cost of cost savings initiatives and other	615	350	1,702	3,578

Adjusted pretax loss attributable to Altisource	$(5,000)	$(13,727)	$(36,029)	$(50,442)

Net (loss) income attributable to Altisource	$(11,344)	$70,558	$(53,418)	$11,812

Income tax provision	3,056	1,375	5,266	3,232
Interest expense (net of interest income)	4,853	3,859	15,974	14,559
Depreciation and amortization	740	1,113	3,440	4,592
Intangible asset amortization expense	1,280	1,284	5,129	9,467
Share-based compensation expense	1,151	321	5,050	2,831
Pointillist losses	—	1,231	—	7,196
Loss (gain) on sale of business	242	(88,930)	242	(88,930)
Cost of cost savings initiatives and other	615	350	1,702	3,578

Adjusted EBITDA	$593	$(8,839)	$(16,615)	$(31,663)

Net (loss) income attributable to Altisource	$(11,344)	$70,558	$(53,418)	$11,812

Intangible asset amortization expense, net of tax	1,278	1,282	5,119	9,454
Share-based compensation expense, net of tax	1,001	238	4,447	2,522
Pointillist losses, net of tax	—	1,315	—	7,568
Loss (gain) on sale of business, net of tax	242	(88,930)	242	(88,930)
Cost of cost savings initiatives and other, net of tax	508	351	1,446	3,183
Certain income tax related items	1,081	1,434	3,107	2,740

Adjusted net loss attributable to Altisource	$(7,234)	$(13,752)	$(39,057)	$(51,651)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Diluted (loss) earnings per share	$(0.70)	$4.40	$(3.32)	$0.74

Intangible asset amortization expense, net of tax, per diluted share	0.08	0.08	0.32	0.59
Share-based compensation expense, net of tax, per diluted share	0.06	0.01	0.28	0.16
Pointillist losses, net of tax, per diluted share	—	0.08	—	0.47
Loss (gain) on sale of business, net of tax, per diluted share	0.02	(5.54)	0.02	(5.54)
Cost of cost savings initiatives and other, net of tax, per diluted share	0.03	0.02	0.09	0.20
Certain income tax related items, per diluted share	0.07	0.09	0.19	0.17

Adjusted diluted loss per share	$(0.45)	$(0.86)	$(2.43)	$(3.22)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,280	$1,284	$5,129	$9,467
Tax benefit from intangible asset amortization	(2)	(2)	(10)	(13)
Intangible asset amortization expense, net of tax	1,278	1,282	5,119	9,454
Diluted share count	16,095	16,043	16,070	16,063

Intangible asset amortization expense, net of tax, per diluted share	$0.08	$0.08	$0.32	$0.59

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,151	$321	$5,050	$2,831
Tax benefit from share-based compensation expense	(150)	(77)	(603)	(303)
Share-based compensation expense, net of tax	1,001	238	4,447	2,522
Diluted share count	16,095	16,043	16,070	16,063

Share-based compensation expense, net of tax, per diluted share	$0.06	$0.01	$0.28	$0.16

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$—	$1,315	$—	$7,568
Tax provision from Pointillist losses	—	—	—	—
Pointillist losses, net of tax	—	1,315	—	7,568
Diluted share count	16,095	16,043	16,070	16,063

Pointillist losses, net of tax, per diluted share	$—	$0.08	$—	$0.47

Calculation of the impact of loss (gain) on sale of business, net of tax
Loss (gain) on sale of business	$242	$(88,930)	$242	$(88,930)
Tax provision from loss (gain) on sale of business	—	—	—	—
Loss (gain) on sale of business, net of tax	242	(88,930)	242	(88,930)
Diluted share count	16,095	16,043	16,070	16,063

Loss (gain) on sale of business, net of tax, per diluted share	$0.02	$(5.54)	$0.02	$(5.54)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$615	$350	$1,702	$3,578
Tax (benefit) provision from cost of cost savings initiatives and other	(107)	1	(256)	(395)
Cost of cost savings initiatives and other, net of tax	508	351	1,446	3,183
Diluted share count	16,095	16,043	16,070	16,063
Cost of cost savings initiatives and other, net of tax, per diluted share	$0.03	$0.02	$0.09	$0.20

Certain income tax related items resulting from:
Foreign income tax reserves/other	1,081	1,434	3,107	2,740
Certain income tax related items	1,081	1,434	3,107	2,740
Diluted share count	16,095	16,043	16,070	16,063

Certain income tax related items, per diluted share	$0.07	$0.09	$0.19	$0.17

Net cash used in operating activities	$(12,595)	$(19,272)	$(44,888)	$(60,405)
Less: additions to premises and equipment	—	(254)	(863)	(1,379)

Net cash used in operating activities less additions to premises and equipment	$(12,595)	$(19,526)	$(45,751)	$(61,784)

	December 31, 2022	December 31, 2021

Senior secured term loan	$247,204	$247,204
Revolving credit facility	—	—
Less: Cash and cash equivalents	(51,025)	(98,132)

Net debt	$196,179	$149,072
Note: Amounts may not add to the total due to rounding.